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                             INDEMNIFICATION AGREEMENT


     This Indemnification Agreement ("Agreement") is made and entered into as of this ___ day of _____________, 1999, and is by and between Inland Retail Real Estate Trust, Inc., a Maryland corporation (the "Company"), as indemnitor, and an officer and/or director of the Company who shall execute this Agreement as of or subsequent to the date hereof whether by separate instrument, counterpart or otherwise, as indemnitee (collectively the "Indemnified Parties" and each an "Indemnified Party"). Terms capitalized herein and not otherwise defined shall have the meaning ascribed to them in the Company's Articles of Incorporation, as amended and restated (the "Articles").

                                  R E C I T A L S

     A. The Company was formed in September 1998, and intends to operate as a real estate investment trust (a "REIT") for federal and state income tax purposes.

     B. The Articles and the Company's Amended and Restated Bylaws (the "Bylaws") authorize and direct the Company to indemnify the Indemnified Parties, subject to certain limitations and conditions.

     C. The Indemnified Parties have requested that the Company enter into separate agreements with them to provide indemnification as set forth in the Articles and Bylaws, and the Company is willing to enter into such agreements.

     NOW, THEREFORE, in consideration of the mutual covenants and conditions hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

     1. RECITALS. The Recitals set forth above are herein incorporated into this Agreement as if fully restated herein.

     2.   COMPANY INDEMNIFICATION OF THE INDEMNIFIED PARTIES:

          (a) Subject to paragraphs (b), (c) and (d) below, the Company shall, to the fullest extent permitted by Maryland statutory or decisional law, as amended or interpreted and, without limiting the generality of the foregoing, in accordance with Section 2-418 of the Maryland General Corporation Law, indemnify and pay, advance or reimburse reasonable expenses to each of the Indemnified Parties.

          (b) As long as the Company qualifies as a REIT, it shall not indemnify nor pay, advance or reimburse expenses to an Indemnified Party unless:
(i) the Indemnified Party has determined, in good faith, that the course of conduct which caused the loss or liability was in the best interest of the Company; (ii) the Indemnified Party was acting on behalf of or performing services on the part of the Company; (iii) such liability or loss was not the result of

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negligence or misconduct on the part of the Indemnified Party except that in the event the Indemnified Party is or was an Independent Director, such liability or loss shall not have been the result of gross negligence or willful misconduct; and (iv) such indemnification or agreement to be held harmless is recoverable only out of the Net Assets of the Company and not from the Stockholders.

          (c) As long as the Company qualifies as a REIT and notwithstanding anything to the contrary in paragraph (b) above, the Company shall not indemnify an Indemnified Party for losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular Indemnified Party; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular Indemnified Party; or (iii) a court of competent jurisdiction approves a settlement of the claims and finds that indemnification of the settlement and related costs should be made and the court considering the request has been advised of the position of the United States Securities and Exchange Commission and the published opinions of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.

          (d) The Company may advance amounts to an Indemnified Party for legal and other expenses and costs incurred as a result of any legal action for which indemnification is being sought only in accordance with Section 2-418 of the Maryland General Corporation Law, and, as long as the Company qualifies as a REIT, only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services by the Indemnified Party for or on behalf of the Company; (ii) the legal action is initiated by a third party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; and
(iii) the Indemnified Party receiving such advances undertakes in writing to repay the advanced funds to the Company, together with the applicable legal rate of interest thereon, in cases in which such party is found not to be entitled to indemnification.

          (e) The Company shall have the power to purchase and maintain insurance or provide similar protection on behalf of an Indemnified Party against any liability asserted which was incurred in any such capacity with the Company or arising out of such status; provided, however, that the Company shall not incur the costs of any liability insurance which insures any person against liability for which he, she or it could not be indemnified under the Articles. Nothing contained herein shall constitute a waiver by any Indemnified Party of any right which he, she or it may have against any party under federal or state securities laws.

     3. AMENDMENT. This Agreement may be modified only by a writing signed by all of the parties hereto.


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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first above written.

                              INDEMNITOR:

                              INLAND RETAIL REAL ESTATE TRUST, INC.


                              By:
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                                   a duly authorized officer thereof


                              INDEMNIFIED PARTY:



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